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SPECIMEN AMERICAN DEPOSITARY RECEIPT                                 Exhibit 1.2

062980

NUMBER

BNY                           [LOGO]                           CUSIP 92857T 10 7

No.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents ten deposited Shares)

                              THE BANK OF NEW YORK

                           AMERICAN DEPOSITARY RECEIPT

                             FOR ORDINARY SHARES OF

                         PAR VALUE OF US$.11 3/7 EACH OF

                               VODAFONE GROUP PLC

          (formerly known as VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY)

               (INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that ____________________________, or registered assigns IS THE OWNER OF __________________________

                           AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares, par value US$.11 3/7 each (herein called "Shares") of Vodafone Group Plc (formerly known as Vodafone AirTouch Public Limited Company) incorporated under the laws of England and Wales (herein called the "Issuer"). At the date hereof, each American Depositary Share represents ten Ordinary Shares which are either deposited or subject to deposit under the Deposit Agreement at the principal London office of The Bank of New York (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286


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1.

THE AMENDED AND RESTATED DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of October 12, 1988 as amended and restated December 26, 1989, as further amended and restated as of September 16, 1991, and as further amended and restated as of June 30, 1999, and as further amended and restated as of September 29, 1999, and as further amended and restated as of [ ], 2006 (herein called the "Deposit Agreement"), by and among the Issuer, Vodafone Americas Inc., a Delaware corporation and a subsidiary of the Issuer ("Vodafone Americas"), the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon receipt at the Corporate Trust Office of the Depositary of an Owner's written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt for the purpose of withdrawal of the Deposited Securities represented thereby and upon payment of the fee, if any, of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities represented at that time by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only. Accordingly, to the extent that any Deposited Securities to be delivered to, or upon the order of, the person or persons designated in such order consist of any Shares in the form of share warrants to bearer, the Depositary shall follow the procedures set forth in the Procedures Agreement or as otherwise agreed in writing between the Depositary and the Issuer.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

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The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution, delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Issuer or the Custodian may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge (other than Relevant Duties payable by the Issuer or Vodafone Americas in accordance with Section 3.02 of the Deposit Agreement) and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity of such depositor or presenter and as to the genuineness of any signature appearing on any instrument or document given in connection with such deposit or presentation and may also require compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt including, without limitation, Article (23) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the Receipt Register is closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law, any provision of the Issuer's Memorandum or Articles of Association or any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason subject to Article (23) hereof. Notwithstanding anything to the contrary in the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary; provided, that to the extent that any United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) (each, a "Relevant Duty") arises in connection with (a) the deposit of Shares, whether in registered form or in the form of share warrants to bearer (the "Exchange Shares"), in connection with (i) the exchange of Receipts for common stock, par value US$0.01 per share, ("AirTouch Shares") of AirTouch Communications, Inc., a Delaware corporation and a subsidiary of the Issuer ("AirTouch") pursuant to the Agreement and Plan of Merger, dated as of January 15, 1999 (the "Merger Agreement"), by and among Vodafone Group Public Limited Company, AirTouch and Apollo Merger Sub, Inc. or (ii) the execution and delivery of Receipts upon the exercise of employee stock options over AirTouch Shares outstanding as of the Effective Time (as defined in the Merger Agreement), into the facility

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created by the Deposit Agreement, including but not limited to the agreement to transfer, the transfer and the delivery of Exchange Shares, whether in registered form or in the form of share warrants to bearer, to the Depositary, the Custodian or the nominee of either of them and any issue of American Depositary Shares by the Depositary in respect thereof or (b) the holding of Shares in the form of share warrants to bearer, the transfer of Receipts representing Shares in the form of share warrants to bearer or the exchange of Shares in the form of share warrants to bearer for Shares in registered form by the Depositary, the Custodian or the nominee of either of them, but only, in the case of this clause (b), to the extent that such Relevant Duty arises out of, or is imposed as a consequence of, the fact that Exchange Shares were deposited in the form of share warrants to bearer as referred to in clause (a), such Relevant Duty shall be payable by the Issuer and Vodafone Americas and not by the Owner and the Issuer and Vodafone Americas shall be jointly and severally liable for such payment. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and any certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares, that the person making such deposit is duly authorized so to do, and that such deposit and any issuance of Receipts therefor will not violate the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. With respect to the deposit of Shares in connection with the exchange of Receipts for AirTouch Shares pursuant to the Merger Agreement, the Issuer shall be deemed the person depositing the Shares for purposes of Section 3.03 of the Deposit Agreement.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner may be required from time to time to file with the Depositary such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, of the Shares presented for deposit, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in England which is then performing the function of regulation of the currency exchange.

7.

DISCLOSURE OF INTERESTS.

Notwithstanding any other provision of this Receipt, the Owner and Beneficial Owner hereof agrees to comply with requests from the Issuer which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Owner or Beneficial Owner owns this Receipt and

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regarding the identity of any other person interested in this Receipt and the nature of such interest and may, pursuant to such statutory provisions and any provisions of the Memorandum and Articles of Association of the Issuer, forfeit the right to vote and to direct the voting of, and be prohibited from transferring, this Receipt if compliance is not made, all as if this Receipt were to the extent practicable the Shares represented hereby. The Depositary agrees to use its best efforts to comply with any instructions received from the Issuer requesting that the Depositary take the reasonable actions specified therein to obtain such information, except when the Depositary is notified by the Issuer that such action is prohibited by applicable law.

In addition, any Owner or Beneficial Owner who is or becomes directly or indirectly interested (within the meaning of the United Kingdom Companies Act 1985, as amended from time to time (the "Companies Act")), in the issued ordinary share capital of the Issuer equal to or in excess of the then "notifiable percentage" (at the date hereof, three percent (3%)) or such other amount as may be required by the Companies Act, or is aware that another person for whom it holds such Receipts is so interested, must within two (2) business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any changes of at least one percent (1%) of the outstanding Shares, notify the Issuer as required by the Companies Act.

If the Issuer requests information from the Depositary or the Custodian, as the registered owners of Shares, pursuant to the Memorandum and Articles of Association of the Issuer or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Issuer such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

8.

CHARGES OF DEPOSITARY.

The Issuer will pay those charges of the Depositary and those of any Registrar, co-transfer agent or co-registrar not payable by the Owners or Beneficial Owners plus reasonable out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., incurred by the Depositary in the exercise of its duties and obligations under the Deposit Agreement, in accordance with written agreements entered into between the Depositary and the Issuer from time to time. Any other fees, expenses or charges of the Depositary under the Deposit Agreement will only be paid by the Issuer in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. Except as may be otherwise agreed in writing between the Issuer and the Depositary, the Issuer shall not pay or be liable for (1) the fees, if any, of the Depositary for the execution and delivery of Receipts pursuant to
Section 2.03 of the Deposit Agreement, the surrender of Receipts pursuant to
Section 2.05 of the Deposit Agreement, and the making of distributions pursuant to Sections 4.01 through 4.04 of the Deposit Agreement, (2) taxes and other governmental charges (other than Relevant Duties pursuant to Section 3.02 of the Deposit Agreement), (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer (or any appointed agent of the Issuer for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or Custodian or its nominee on the making of deposits under the Deposit Agreement, (4) such cable, telex or facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners, and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement. The Depositary shall present its statement for such charges and expenses to the Issuer once every three months or as otherwise agreed between the Issuer and the Depositary. The charges and expenses of any Custodian are for the sole account of the Depositary. The Depositary shall charge Owners or any party to whom Receipts are issued or who surrenders Receipts (1) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt; and (2) it may charge a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution

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made pursuant to the Deposit Agreement, including, but not limited to Sections
4.01 through 4.04 of the Deposit Agreement.

The Depositary, subject to Article (9) hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

9.

PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be,
(ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed twenty percent (20%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

10.

TITLE TO RECEIPTS.

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It is a condition of this Receipt and every successive Owner and Beneficial
Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

11.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory and, if a Registrar shall have been appointed, by the manual or facsimile signature of a duly authorized officer of the Registrar.

12.

REPORTS; INSPECTION OF RECEIPT REGISTER.

The Issuer currently furnishes the Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary, the Custodian or any of its or their agents as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary will also send to Owners copies of such reports when furnished by the Issuer pursuant to the Deposit Agreement.

The Issuer will make available at its registered office for inspection by Owners without charge its register of directors, register of members, books of minutes of general meetings and any other documents to the extent such documents are available for inspection without charge by the members of the Issuer pursuant to the United Kingdom Companies Act 1985 (the "Companies Act") and the Memorandum and Articles of Association of the Issuer.

The Depositary will keep a Receipt Register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with the Owners in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.

13.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute as promptly as practicable the amount thus received to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively;

provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or other cash distribution an amount on account of taxes or other governmental charges and net of the Depositary's fee, if any, the amount distributed to the Owner of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in
Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933) the Depositary reasonably deems such distribution not to be feasible, the Depositary may adopt such methods as it deems equitable and practicable for the purpose of effecting such distribution, including public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash in accordance with Section 4.01 of the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in or free distribution of Shares, the Depositary shall, only if the Issuer so requests, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds as in the case of a cash distribution in accordance with Section 4.01 of the Deposit Agreement. If additional Receipts or cash in lieu thereof are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby, and the Depositary shall give written notice to all Owners to such effect.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary shall reasonably deem necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto.

For so long as any United States Owners are eligible to receive Tax Treaty Payments, the Depositary undertakes to use reasonable efforts to comply with arrangements made by the Issuer with the United Kingdom Inland Revenue under which such Owners satisfying the applicable requirements may receive such Tax Treaty Payments at the same time as and together with the associated cash dividend, all as directed by the Issuer. The Issuer undertakes that, for so long as the arrangements referred to in the immediately preceding sentence are in effect, the Issuer shall pay any Tax Treaty Payment which may be payable by the Issuer pursuant to such arrangements at the same time as and together with each dividend paid by the Issuer on the Deposited Securities.

14.

CONVERSION OF FOREIGN CURRENCY.

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Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (net of any conversion expenses of the Depositary) shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may reasonably deem desirable after consultation with the Issuer to the extent practicable.

If at any time the Depositary shall determine after consultation with the Issuer to the extent practicable that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

15.

RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Issuer, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 15, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to such Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Issuer to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

16.

RECORD DATES.
------------

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date, after consultation with the Issuer if different from the record date applicable to the Shares or other Deposited Securities, for the determination of the Owners who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to vote or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares which shall, to the extent practicable, be the same date as is fixed by the

Issuer for the Deposited Securities.

17.

VOTING OF DEPOSITED SECURITIES.

The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Articles of Association of the Issuer hereby irrevocably appoints each Owner as at the close of business on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section 4.06 of the Deposit Agreement in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts held by such Owner on the Voting Record Date. In respect of any such meeting each such Owner may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Owner subject to and in accordance with the provisions of Section 4.07 of the Deposit Agreement and the Memorandum and Articles of Association of the Issuer. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.06 of the Deposit Agreement, fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Issuer so determines, the Issuer shall mail to Owners of record on such Voting Record Date, as soon as practicable: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, after consultation with the Issuer,
(c) a statement that each Owner of Record at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Issuer's Memorandum and Articles of Association and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner's Receipts or
(ii) to appoint any other person as the substitute proxy of such Owner, solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner's Receipts or (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Owner and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner's Receipts, and (d) if the person nominated by the Depositary is to be appointed by such Owner as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary. Upon the written request of an Owner of record on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Issuer's Memorandum and Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities in accordance with the instructions set forth in such request.

Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Owners given in accordance with Section 4.07 of the Deposit Agreement. Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Owner shall not be voted by the Depositary or its nominee but may be directly voted by Owners in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, the provisions of
Section 4.07 of the Deposit Agreement and the Issuer's Memorandum and Articles of Association.

For purposes of Section 4.07 of the Deposit Agreement and this Article (17), "Owner" shall include any person holding Receipts through the Vodafone Group Plc Global BuyDIRECT plan and any successor plan.

18.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary shall, only if the Issuer so requests, execute and deliver additional Receipts as in the case of a distribution in Shares in accordance with Section 4.03 of the Deposit Agreement or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

19.

LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Issuer, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Beneficial Owner, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01 (Cash Distributions), 4.02 (Distributions Other Than Cash, Shares or Rights) or 4.03 (Distributions in Shares) of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 (Rights) of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Issuer nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts (including without limitation liability with respect to the validity or worth of the Deposited Securities), except that they have agreed to perform their respective obligations specifically set forth in the Deposit Agreement without negligence, willful misconduct or bad faith. Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the

Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Issuer shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith. The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel), other than any loss, liability, or expense covered by the terms of Section 3 of the Procedures Agreement, which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, its directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (I) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or,
(II) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

Any person seeking indemnification under the Deposit Agreement (an "indemnified person") shall notify in writing the person from whom it is seeking indemnification (the "indemnifying person") of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under Section 5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

20.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Issuer by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional Custodian.

21.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

The Issuer and the Depositary shall each use their reasonable efforts to amend the Deposit Agreement as necessary to reflect changes in English or U.S. law and in the Issuer's Memorandum and Articles of Association.

22.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary will at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination (30 days prior to the date such termination is to take effect) to the Issuer and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer and the Owners of Receipts then outstanding a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter (so long as it may lawfully do so) hold uninvested the proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore been surrendered such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations of the Depositary with respect to indemnification, charges and expenses.

23.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Issuer and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws including but not limited to Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time under the Securities Act of 1933.

24.

DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a)

Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner. For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The Parties agree that reliance on the DRS shall not, in and of itself, constitute negligence on the part of the Depositary.


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

       PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------------------
|                                                  |
|                                                  |
----------------------------------------------------


________________________________________________________________________________________________________________
                             Please print or typewrite name and address of assignee


________________________________________________________________________________________________________________
the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints


________________________________________________________________________________________________________________
to transfer the same on the book of the within named Depositary, with full power of substitution in the premises.


Dated: ____________________________________________      Signature: ____________________________________________


                                     ASSIGNMENT AND TRANSFER SIGNATURE LINES
NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this
      Receipt in every particular, without alteration or enlargement or any change whatever. If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
      All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust
      Company having an office or correspondent in The City of New York.